Exhibit 99.1

Contact:

Strategy

Shirish Jajodia

Corporate Treasurer

ir@strategy.com

Strategy Announces Second Quarter 2025 Financial Results;

Record Net Income of $10.0 Billion and EPS of $32.60

Earnings Highlights

▪
$14.0 billion of Operating Income in Q2
▪
$10.0 billion of Net Income in Q2
▪
$32.60 of Diluted Earnings per Share in Q2

Bitcoin Highlights

▪
628,791 bitcoin holdings at a total cost of $46.07 billion, or $73,277 per bitcoin YTD
▪
25.0% BTC Yield achieved in 2025 YTD
▪
$13.2 billion BTC $ Gain achieved in 2025 YTD

FY2025 Earnings Guidance

▪
Operating Income of $34 billion
▪
Net Income of $24 billion
▪
Diluted Earnings per Share of $80 per share

TYSONS CORNER, Va., July 31, 2025 - MicroStrategy®Incorporated d/b/a Strategy™ (Nasdaq: MSTR/STRK/STRF/STRD/STRC) (“Strategy” or the “Company”), the largest corporate holder of bitcoin and the world’s first Bitcoin Treasury Company, today announces financial results for the three-month period ended June 30, 2025 (the second quarter of its 2025 fiscal year).

“In the second quarter and into July, Strategy delivered another period of exceptional execution and growth. We expanded our bitcoin holdings to 628,791 bitcoins, raised over $10 billion through our ATM programs and IPOs, and saw growing institutional and retail demand for our securities. STRC, our short duration, high yield credit instrument, which was our largest ever IPO, demonstrates how we amplify our bitcoin holdings through intelligent leverage. Our overall capital raising activities have resulted in our Bitcoin per Share (“BPS”) increasing by 25% year-to-date and as a result we are raising our full year BTC Yield and BTC $ Gain KPI targets to 30% and $20 billion, respectively. These achievements underscore the scale of our Bitcoin treasury strategy and the strength of our capital markets platform. In this release, we are also publishing a capital markets framework, which provides a clear structure for how we intend to raise capital to increase our bitcoin balance sheet and grow long-term shareholder value,” said Phong Le, President and Chief Executive Officer.

“Strategy has achieved a year-to-date BTC Yield of 25%, meeting our full year target well ahead of our initial timeline. As a result, our BTC $ Gain now exceeds $13 billion, and the increase in the price of bitcoin in the second quarter drove second quarter operating income of $14 billion and Q2 diluted EPS of $32.60. These financial results, built upon the scale and performance of our bitcoin balance sheet, are at all-time highs for the company and rank among the most successful quarterly results across the largest public companies in the world. In addition, we are announcing FY2025 guidance for Operating Income of $34 billion, Net Income of $24 billion, and Diluted EPS of $80 per share, based on a BTC price outlook of $150,000 at the end of the year,” said Andrew Kang, Chief Financial Officer.

“With the July IPO of STRC, we introduced the world’s first Treasury Preferred Stock—a variable-rate, monthly dividend security engineered for price stability and designed to deliver short-duration, high-yield to a new class of investors. STRC expands our capital markets platform with an instrument engineered to balance stability and yield, and it reflects our commitment to developing innovative financial products that extend the reach of the Bitcoin economy,” said Michael Saylor, Executive Chairman.

Q2 Financial Summary

▪
Operating Income: Operating income for the second quarter of 2025 was approximately $14.03 billion, a 7,106.4% increase year-over-year. Operating income for the second quarter of 2025 includes an unrealized gain on the Company’s digital assets, which was $14.0 billion. This is the second quarterly reporting period in which we have applied fair value accounting. Digital asset impairment losses for the second quarter of 2024, determined in accordance with the cost-less-impairment accounting model we were subject to prior to January 1, 2025, were $180.0 million.
▪
Income from Operations, Net Income and Net Income Attributable to Common Stock: Income from operations was $14.03 billion, compared to a loss of $200.3 million in the second quarter of 2024. Net income was $10.02 billion, or $32.60 per common share on a diluted basis, as compared to a net loss of $102.6 million, or $0.57 per common share on a diluted basis, for the second quarter of 2024. Net income attributable to common stockholders was $9.97 billion, compared to a net loss of $102.6 million for the second quarter of 2024.
▪
Cash and Cash Equivalents: As of June 30, 2025, the Company had cash and cash equivalents of $50.1 million, as compared to $38.1 million as of December 31, 2024, an increase of $12.0 million.
▪
Software Highlights
o
Revenues:
•
Total revenues were $114.5 million, a 2.7% increase year-over-year, compared to the second quarter of 2024.
•
Subscription Services Revenues were $40.8 million, a 69.5% increase year-over-year.
•
Product licenses and subscription services revenues were $48.0 million, a 43.9% increase year-over-year.
•
Product support revenues were $52.1 million, a 15.6% decrease year-over-year.
•
Other services revenues were $14.4 million, an 11.8% decrease year-over-year.
▪
Gross Profit: Gross profit for the second quarter of 2025 was $78.7 million, representing a 68.8% gross margin, compared to $80.5 million, representing a gross margin of 72.2%, for the second quarter of 2024.

The tables provided at the end of this press release include a reconciliation of the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial measures for the three and six months ended June 30, 2025 and 2024. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below. Additional non-GAAP financial measures are included in Strategy’s “Q2 2025 Earnings Presentation,” which will be available under the “Events and Presentations” section of Strategy’s investor relations website at https://www.strategy.com/investor-relations.

Bitcoin Summary

▪
BTC Yield: Achieved BTC Yield of 19.7% in Q2 and 25.0% year-to-date (as of July 29, 2025), compared to the newly revised full year 2025 target of 30%.
▪
BTC Gain: Achieved BTC Gain of 88,109 in Q2 and 111,894 year-to-date (as of July 29, 2025).
▪
BTC $ Gain: Achieved BTC $ Gain of $9.5 billion in Q2 (based on a bitcoin price of $107,752 as of June 30, 2025) and $13.2 billion year-to-date (based on bitcoin price of approximately $118,000 as of July 29, 2025), compared to the newly revised full year 2025 target of $20 billion.
▪
Digital Assets: As of June 30, 2025, the Company’s digital assets were comprised of approximately 597,325 bitcoins, with an original cost basis and market value of $42.4 billion and $64.4 billion, respectively, which reflects an average cost per bitcoin of approximately $70,982 and a market price per bitcoin of $107,752, respectively.
o
During the three months ended June 30, 2025, the Company recorded an unrealized fair value gain on digital assets of $14.0 billion.

Capital Markets Summary

•
The Company received aggregate net proceeds of approximately $6.8 billion during the three months ended June 30, 2025, and additional aggregate net proceeds of approximately $3.7 billion between July 1, 2025 and July 29, 2025, from the following transactions:
•
Common Stock ATM Program: During the three months ended June 30, 2025, the Company received aggregate net proceeds of approximately $5.2 billion through the issuance and sale of 14,225,620 shares of its class A common stock. Between July 1, 2025 and July 29, 2025, the Company received aggregate net proceeds of approximately $1.1 billion through the issuance and sale of an additional 2,433,381 shares of its class A common stock. As of July 29, 2025, approximately $17.0 billion remained available under the May 2025 at-the-market class A common stock equity offering program.
•
STRK ATM Program: During the three months ended June 30, 2025, the Company received aggregate net proceeds of approximately $446.9 million through the issuance and sale of 4,551,460 shares of its 8.00% Series A Perpetual Strike Preferred Stock (“STRK Stock”) under its at-the-market STRK Stock offering program (the “STRK ATM Program”). Between July 1, 2025 and July 29, 2025, the Company received aggregate net proceeds of approximately $71.8 million through the issuance and sale of an additional 579,417 shares of its STRK Stock under the STRK ATM Program. As of July 29, 2025, approximately $20.5 billion remained available for issuance under the STRK ATM Program.
•
STRF ATM Program: In May, 2025, the Company entered into an agreement to issue and sell up to $2.1 billion of shares of 10.00% Series A Perpetual Strife Preferred Stock (“STRF Stock”) pursuant to an at-the-market offering of STRF Stock (the “STRF ATM Program”). Through June 30, 2025, the Company received aggregate net proceeds of approximately $163.1 million through the issuance and sale of 1,566,750 shares of STRF Stock under the STRF ATM Program. Between July 1, 2025 and July 29, 2025, the Company received aggregate net proceeds of approximately $55.8 million through the issuance and sale of an additional 446,005 shares of STRF Stock under the STRF ATM Program. As of July 29, 2025, approximately $1.9 billion remained available for issuance under the STRF ATM Program.
•
IPO of STRD Stock: In May 2025, the Company received net proceeds of approximately $979.7 million through the issuance and sale of 11,764,700 shares of 10.00% Series A Perpetual Stride Preferred Stock ( “STRD Stock”) at a public offering price of $85.00 per share.
•
STRD Stock ATM Program: In July 2025, the Company entered into an agreement to issue and sell up to $4.2 billion of shares of STRD Stock pursuant to an at-the-market offering of STRD Stock (the “STRD ATM Program”). Between July 1, 2025 and July 29, 2025, the Company received aggregate net proceeds of approximately $17.9 million through the issuance and sale of an additional 189,560 shares of STRD Stock under the STRD ATM Program. As of July 29, 2025, approximately $4.2 billion remained available for issuance under the STRD ATM Program.
•
IPO of STRC Stock: In July 2025, the Company received net proceeds of approximately $2.5 billion through the issuance and sale of 28,011,111 shares of STRC Stock at a public offering price of $90.00 per share.
•
STRC Stock Dividend: As contemplated by the prospectus supplement for the IPO of STRC, on July 31, 2025, the Company announced that its board of directors declared monthly cash dividends of $0.80 per share payable on the Variable Rate Perpetual Stretch Preferred Stock (“STRC Stock”). The calculation of the monthly dividend takes into account the dividend accrued from July 29, 2025, the issuance date of the STRC Stock. Payment will be made on August 31, 2025 to stockholders of record of the STRC Stock at the close of business on August 15, 2025.

FY2025 Earnings Guidance:

•
Strategy is announcing forward guidance to provide increased transparency around the combined impact of our Bitcoin holdings and capital markets activity to our results assuming a year-end 2025 Bitcoin price of $150,000:
•
FY2025 Operating Income of approximately $34 billion
•
FY2025 Net Income of approximately $24 billion
•
FY2025 Diluted EPS of approximately $80 per share

This guidance incorporates anticipated proceeds from preferred stock offerings, the application of mNAV-based discipline to common stock issuance, and the resulting growth in Bitcoin holdings.

Strategy bases its assumptions with respect to the fair market value of bitcoin as of December 31, 2025 on, among other things, research analyst reports published by third-parties available to us as of the date of publication of our guidance. Strategy has adopted ASU 2023-08, which requires that Strategy measure its bitcoin holdings at fair value, with gains and losses from changes in the fair value of bitcoin recognized in net income (loss) at each reporting period. As a result, and due to Strategy’s significant bitcoin holdings, Strategy’s earnings results are extremely sensitive to changes in the market price of bitcoin. Strategy can provide no assurance or guarantee as to the price of bitcoin as of December 31, 2025, and as a result Strategy’s actual results may vary materially from its projected results if the market price of bitcoin as of December 31, 2025 varies materially from these assumptions. Strategy undertakes no obligation to update this guidance, other than as may be required by applicable law. Investors are cautioned not to place undue reliance on this guidance.

FY2025 Updated Bitcoin KPI Guidance:

•
Strategy is revising its 2025 Bitcoin KPI targets in light of strong execution and capital markets activity year-to-date, assuming a year-end 2025 Bitcoin price of $150,000:
•
FY2025 BTC Yield Target: Increasing from 25.0% to 30.0%
•
FY2025 BTC $ Gain Target: Increasing from $15 billion to $20 billion

We expect to achieve these targets through preferred stock offerings, disciplined common stock issuance guided by mNAV thresholds, and the resulting expansion of our bitcoin holdings.

Common Stock ATM Guidance

•
mNAV-Based Common Stock ATM Issuance Discipline: Strategy announces it is publishing “mNAV” thresholds (defined below) at which it will utilize its at-the-market offering program for its class A common stock (“Common Stock ATM Program”) to fund the purchase of bitcoin. Strategy will operate its Common Stock ATM Program in line with the following framework:
•
Below 2.5x mNAV: Strategy will not issue common equity below this threshold except to (1) pay interest on debt obligations and (2) fund preferred equity dividends.
•
2.5x to 4.0x mNAV: Strategy will opportunistically issue common equity to acquire bitcoin.
•
Above 4.0x mNAV: Strategy will actively issue common equity to acquire bitcoin.

Management will review these mNAV thresholds periodically and may update the mNAV thresholds in its sole discretion. The current mNAV is published on strategy.com and in the Strategy app so that investors can track in real time the valuation metrics we use internally.

mNAV represents a multiple of Bitcoin NAV, calculated by dividing Enterprise Value (as defined below) by Bitcoin NAV (as defined below). Although Bitcoin NAV incorporates the label “NAV,” it is not equivalent to “net asset value” or “NAV” or any similar metric in the traditional financial context. Additionally, it is not a measure of the amount by which our enterprise value exceeds net asset value in the traditional financial sense of those terms. Investors should rely on the financial statements and other disclosures contained in our SEC filings. This metric is merely a supplement, not a substitute. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

STRC Dividend Rate Guidance

•
STRC Dividend Adjustment Framework: Strategy also introduces a rules-based monthly dividend recommendation framework for STRC Stock. Strategy’s current intention, subject to change in its sole discretion, is to evaluate dividend rates each month using the five-day volume-weighted average price (VWAP) of STRC Stock for the five trading days prior to the last trading day of the month, as follows:
•
Below $95:00: Recommend a dividend rate increase of 50 basis points or more for the next period.
•
$95.00 - $98.99: Recommend a dividend rate increase of 25 basis points for the next period.

•
$99.00 - $100.99: No change in the dividend rate is anticipated. However, management may use its discretion to recommend a minor increase or decrease of 25 basis points depending on prevailing market and capital conditions.
•
$101.00 and above: Recommend a dividend rate decrease of 25 basis points, or a larger decrease if one-month term SOFR interest rates declined during that month (in each case, subject to the cap on rate reductions described in the Prospectus and Certificate of Designations for the STRC Stock), and/or a follow-on offering of STRC Stock.

All recommended dividend rate changes under this framework are subject to approval by the Company’s Board of Directors, and dividends will only be declared and paid when, as, and if the Board determines such changes are in the best interest of the Company and its stockholders. This structured approach is intended to maintain the trading price of STRC Stock near its $100 per share Stated Amount. There can be no assurance that the recommended dividend adjustments will achieve such intention. Strategy may change or suspend this framework at any time in its sole discretion, consistent with the terms of the STRC Stock.

Strategy Dashboard

Strategy maintains a dashboard on its website (www.strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding Strategy to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain KPI metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that Strategy makes public via the website dashboard.

Conference Call

Strategy will be discussing its first quarter 2025 financial results on a live Video Webinar today beginning at approximately 5:00 p.m. ET. The live Video Webinar and accompanying presentation materials will be available under the “Events and Presentations” section of Strategy’s investor relations website at https://www.strategy.com/investor-relations. Log-in instructions will be available after registering for the event. An archived replay of the event will be available beginning approximately two hours after the call concludes.

About Strategy

MicroStrategy Incorporated d/b/a Strategy (Nasdaq: MSTR/STRK/STRF/STRD/STRC) is the world's first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed-income instruments. In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Strategy, MicroStrategy, and Intelligence Everywhere are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Non-GAAP Financial Measures

Strategy is providing supplemental financial measures for (i) non-GAAP loss from operations that excludes the impact of share-based compensation expense, and (ii) non-GAAP net loss attributable to common stockholders and non-GAAP diluted loss per common share that exclude the impacts of share-based compensation expense, interest expense arising from the amortization of debt issuance costs related to Strategy’s long-term debt, gains and losses on debt extinguishment, if any, and related income tax effects. These supplemental financial measures are not measurements of financial performance under GAAP and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate business performance and to help make operating decisions.

Strategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. The first supplemental financial measure excludes a significant non-cash expense that Strategy believes is not reflective of its general business performance, and for which the accounting requires management judgment and the resulting share-based compensation expense could vary significantly in comparison to other companies. The second set of supplemental financial measures excludes the impacts of (i) share-based compensation expense, (ii) non-cash interest expense arising from the amortization of debt issuance costs related to Strategy’s long-term debt, (iii) gains and losses on debt extinguishment, if any, and (iv) related income tax effects. Strategy believes the use of these non-GAAP financial measures can also facilitate comparison of Strategy’s operating results to those of its competitors.

Important Information About KPIs

Bitcoin Per Share (BPS) is a key performance indicator (“KPI”) that represents the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding, expressed in terms of Satoshis, where:

•
“Assumed Diluted Shares Outstanding” refers to the aggregate of our Basic Shares Outstanding as of the dates presented plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and convertible preferred stock, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units as of such dates. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.
•
“Basic Shares Outstanding” reflects the actual class A common stock and class B common stock outstanding as of the dates presented. For purposes of this calculation, outstanding shares of such stock are deemed to include shares, if any, that were sold under at-the-market equity offering programs.
•
A “Satoshi” or a “Sat” is one one-hundred-millionth of one bitcoin, the smallest indivisible unit of a bitcoin.

BTC Yield is a KPI that represents the percentage change in BPS from the beginning of a period to the end of a period.

BTC Gain is a KPI that represents the number of bitcoins held by the Company at the beginning of a period multiplied by the BTC Yield for such period.

BTC $ Gain is a KPI that represents the dollar value of the BTC Gain calculated by multiplying the BTC Gain by the market price of bitcoin. For determining BTC $ Gain QTD and YTD, unless otherwise specified, the Company uses the current market price of bitcoin. For determining BTC $ Gain for a past fiscal year or other past period, the Company uses the market price of bitcoin as of 4:00pm ET as reported on the Coinbase exchange on the last day of the applicable period. The Company uses these market prices of bitcoin for this calculation solely for the purpose of facilitating this illustrative calculation.

The Company uses BPS, BTC Yield, BTC Gain and BTC $ Gain as KPIs to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company believes these KPIs can supplement investors’ understanding of how the Company chooses to fund bitcoin purchases and the value created in a period by:

•
in the case of BPS, measuring the ratio of the Company’s bitcoin holdings to the Assumed Diluted Shares Outstanding, which provides investors a baseline with which to assess the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner over a given period;
•
in the case of BTC Yield, measuring the percentage change in BPS from the beginning of a period to the end of a period, which helps investors assess how the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner varies across periods;
•
in the case of BTC Gain, hypothetically expressing the percentage change reflected in the BTC Yield metric as if it reflected an increase in the amount of bitcoin held at the end of the applicable period as compared to the beginning of such period, which provides investors with visibility into the absolute change in the Company’s bitcoin holdings resulting from its BTC Yield; and
•
in the case of BTC $ Gain, further expressing that change as an illustrative dollar value by multiplying that bitcoin-denominated change by the market price of bitcoin at the end of the applicable period as described above; and

When the Company uses these KPIs, management takes into account the various limitations of these metrics, including that they

•
do not take into account that our assets, including our bitcoin, are subject to (i) all of our existing and future liabilities, including our debt, and (ii) the preferential rights of our preferred stockholders to dividends and our assets in a liquidation, and that all such claims rank to senior to those of our common equity; and
•
assume that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments and convertible preferred stock, converted into shares of common stock in accordance with their respective terms.

BPS, BTC Yield, BTC Gain and BTC $ Gain are not, and should not be understood as, financial performance, valuation or liquidity measures. Specifically:

•
BPS does not represent (i) the ability of the Company to satisfy the Company’s financial obligations, or (ii) the Company’s book value per share. Ownership of a share of common stock of the Company does not represent an ownership interest in the bitcoin held by the Company.
•
BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.
•
BTC Gain and BTC $ Gain are not equivalent to “gain” in the traditional financial context. They also are not measures of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or measures of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets. It should also be understood that BTC $ Gain does not represent a fair value gain of the Company’s bitcoin holdings, and BTC $ Gain may be positive during periods when the Company has incurred fair value losses on its bitcoin holdings.

The trading price of the Company’s class A common stock is informed by numerous factors in addition to Company’s bitcoin holdings and its actual or potential shares of class A common stock outstanding, and as a result, the trading price of the Company’s securities can deviate significantly from the market value of the Company’s bitcoin, and none of BPS, BTC Yield, BTC Gain or BTC $ Gain are indicative or predictive of the trading price of the Company’s securities.

Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. In particular, the Company has adopted Accounting Standards Update No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which requires that the Company measure its bitcoin at fair value in its statement of financial position as of the end of a reported period, and recognize gains losses from changes in the fair value in net income for the reported period. As a result, we may incur unrealized gain or loss on digital assets based on changes in the market price of bitcoin during a period, which would not be reflected in BPS, BTC Yield, BTC Gain or BTC $ Gain. For example, if we increase our bitcoin holdings relative to our Assumed Diluted Shares Outstanding during a reported period, we would achieve increased BPS and positive BTC Yield, BTC Gain and BTC $ Gain even if we report significant unrealized loss on digital assets for the period. Similarly, if we increase our Assumed Diluted Shares Outstanding at a faster rate than our bitcoin holdings, then we would experience decreased BPS and negative BTC Yield, BTC Gain, and BTC $ Gain, even if we report significant unrealized gain on digital assets for the period.

As noted above, these KPIs are narrow in their purpose and are used by management to assist it in assessing whether the Company is raising and deploying capital in a manner accretive to shareholders solely as it pertains to its bitcoin holdings.

In calculating these KPIs, the Company does not consider the source of capital used for the acquisition of its bitcoin. When the Company purchases bitcoin using proceeds from offerings of non-convertible notes or non-convertible preferred stock, or convertible notes or preferred stock that carry conversion prices above the current trading price of the Company's common stock or conversion rights that are not then exercisable, such transactions have the effect of increasing the BPS, BTC Yield, BTC Gain and BTC $ Gain, while also increasing the Company’s indebtedness and senior claims of holders of instruments other than class A common stock with respect to dividends and to the Company’s assets, including its bitcoin, in a manner that is not reflected in these metrics.

If any of the Company’s convertible notes mature or are redeemed without being converted into common stock, or if the Company elects to redeem or repurchase its non-convertible instruments, the Company may be required to sell shares of its class A common stock or bitcoin to generate sufficient cash proceeds to satisfy those obligations, either of which would have the effect of decreasing BPS, BTC Yield, BTC Gain and BTC $ Gain, and adjustments for such decreases are not contemplated by the assumptions made in calculating these metrics. Accordingly, these metrics might overstate or understate the accretive nature of the Company’s use of capital to buy bitcoin because not all bitcoin is purchased using proceeds of issuances of class A common stock, and not all proceeds from issuances of class A common stock are used to purchase bitcoin.

In addition, we are required to pay dividends with respect to our Perpetual Strike Preferred Stock and Perpetual Strife Preferred Stock in perpetuity. We could pay these dividends with cash or, in the case of Perpetual Strike Preferred Stock, by issuing shares of class A common stock. If we issue shares of class A common stock in lieu of paying dividends in cash, or if we issue shares of class A common stock for cash to fund the payment of cash dividends, then we would experience an increase in our Assumed Diluted Shares Outstanding without a corresponding increase in our bitcoin holdings, resulting in a decrease in BPS, BTC Yield, BTC Gain and BTC $ Gain for the period in which such sales of bitcoin or issuance of shares of class A common stock occurred.

The Company has historically not paid any dividends on its shares of class A common stock, and by presenting these KPIs the Company makes no suggestion that it intends to do so in the future. Ownership of the Company’s securities, including its class A common stock and preferred stock, does not represent an ownership interest in, or a redemption right with respect to, the bitcoin the Company holds.

The Company determines its KPI targets based on its history and future goals.  The Company’s ability to maintain any given level of BPS, or achieve positive BTC Yield, BTC Gain, or BTC $ Gain may depend on a variety of factors, including factors outside of its control, such as the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

These KPIs are merely supplements, not substitutes to the financial statements and other disclosures contained in the Company’s SEC filings. They should be used only by sophisticated investors who understand their limited purpose and many limitations.

Additional Definitions

“Enterprise Value” for these purposes means the sum of the market capitalization of the all basic shares of common stock outstanding, the notional value of our outstanding indebtedness as most recently reported by us in our public filings with the Securities and Exchange Commission, the notional value of our outstanding perpetual preferred stock less our cash balance as most recently reported by us in our public filings with the Securities and Exchange Commission. It does not reflect enterprise value as used in the traditional financial sense of the term.

“Bitcoin NAV” for these purposes means the market value of our bitcoin holdings calculated by multiplying the current market price of one bitcoin by the total number of bitcoins that we hold. Although it incorporates the label “NAV,” it is not equivalent to “net asset value” or “NAV” or any similar metric in the traditional financial context.

Forward-Looking Statements

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results, including our guidance relating to our future operating income, net income, diluted earnings per share, operating income, and net income, our targets for our BTC Yield, BTC Gain and BTC $ Gain KPIs, statements regarding the recommendations that will be made to adjust dividends for our STRC Stock, statements regarding the circumstances under which we will issue class A common stock pursuant to our ATM program, and statements containing the words “believe,” “estimate,” “project,” “expect,” “will,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (Company) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the risk that the price of a bitcoin as of December 31, 2025 may be substantially different than $150,000, which would cause our actual results to varying substantially from the guidance provided herein relating to future operating income, net income, diluted earnings per share, operating income, and net income, fluctuations in the market price of bitcoin and any associated unrealized gains or losses on digital assets that the Company may record in its financial statements as a result of a change in the market price of bitcoin from the value at which the Company’s bitcoins are carried on its balance sheet; the availability of debt and equity financing on favorable terms; gains or losses on any sales of bitcoins; changes in the accounting treatment relating to the Company’s bitcoin holdings; changes in securities laws or other laws or regulations, or the adoption of new laws or regulations, relating to bitcoin that adversely affect the price of bitcoin or the Company’s ability to transact in or own bitcoin; the impact of the availability of spot exchange traded products and other investment vehicles for bitcoin and other digital assets; a decrease in liquidity in the markets in which bitcoin is traded; security breaches, cyberattacks, unauthorized access, loss of private keys, fraud or other circumstances or events that result in the loss of the Company’s bitcoins; impacts to the price and rate of adoption of bitcoin associated with financial difficulties and bankruptcies of various participants in the digital asset industry; the level and terms of the Company’s substantial indebtedness and its ability to service such debt; the extent and timing of market acceptance of the Company’s new product offerings; continued acceptance of the Company’s other products in the marketplace; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers continuing to shift from a product license model to a cloud subscription model, which may delay the Company’s ability to recognize revenue; fluctuations in tax benefits or provisions; changes in the market price of bitcoin as of period-end and their effect on our deferred tax assets, related valuation allowance, and tax expense; other potentially adverse tax consequences, including the potential taxation of unrealized gains on our bitcoin holdings; competitive factors; general economic conditions, including levels of inflation and interest rates; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic and current reports filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product licenses	$7,177	$9,286	$14,447	$22,224
Subscription services	40,824	24,080	77,927	47,046
Total product licenses and subscription services	48,001	33,366	92,374	69,270
Product support	52,081	61,740	104,610	124,425
Other services	14,406	16,336	28,570	32,993
Total revenues	114,488	111,442	225,554	226,688
Cost of revenues:
Product licenses	1,169	794	2,133	1,361
Subscription services	15,906	9,560	30,335	18,164
Total product licenses and subscription services	17,075	10,354	32,468	19,525
Product support	7,291	8,193	14,645	16,740
Other services	11,384	12,388	22,608	24,685
Total cost of revenues	35,750	30,935	69,721	60,950
Gross profit	78,738	80,507	155,833	165,738
Operating expenses:
Sales and marketing	33,691	34,251	61,223	67,702
Research and development	24,071	30,311	48,494	59,494
General and administrative	36,500	36,129	77,047	70,795
Unrealized gain on digital assets	(14,047,514)	0	(8,141,509)	0
Digital asset impairment losses	0	180,090	0	371,723
Total operating expenses	(13,953,252)	280,781	(7,954,745)	569,714
Income (loss) from operations	14,031,990	(200,274)	8,110,578	(403,976)
Interest expense, net	(17,897)	(15,466)	(35,003)	(27,347)
Other (expense) income, net	(8,271)	694	(12,207)	2,390
Income (loss) before income taxes	14,005,822	(215,046)	8,063,368	(428,933)
Provision for (benefit from) income taxes	3,984,976	(112,487)	2,259,892	(273,256)
Net income (loss)	10,020,846	(102,559)	$5,803,476	$(155,677)
Dividends on preferred stock	(49,110)	0	(58,347)	0
Net income (loss) attributable to common stockholders of Strategy	$9,971,736	$(102,559)	$5,745,129	$(155,677)
Basic earnings (loss) per common share (1)	$36.23	$(0.57)	$21.61	$(0.89)
Weighted average common shares outstanding - Basic	275,244	178,607	265,910	175,326
Diluted earnings (loss) per common share (1)	$32.60	$(0.57)	$19.43	$(0.89)
Weighted average common shares outstanding - Diluted	306,764	178,607	298,039	175,326

(1)
Basic and fully diluted loss per common share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2025	2024*
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,095	$38,117
Restricted cash	2,037	1,780
Accounts receivable, net	117,870	181,203
Prepaid expenses and other current assets	43,459	31,224
Total current assets	213,461	252,324
Digital assets	64,362,798	23,909,373
Property and equipment, net	30,203	26,327
Right-of-use assets	51,573	54,560
Deposits and other assets	109,664	75,794
Deferred tax assets, net	5,716	1,525,307
Total assets	$64,773,415	$25,843,685
Liabilities, Mezzanine Equity and Stockholders' Equity
Current liabilities:
Accounts payable, accrued expenses, and operating lease liabilities	$44,220	$52,982
Accrued compensation and employee benefits	50,132	58,362
Accrued interest	5,620	5,549
Current portion of long-term debt, net	349	517
Deferred revenue and advance payments	214,251	237,974
Total current liabilities	314,572	355,384
Long-term debt, net	8,162,281	7,191,158
Deferred revenue and advance payments	4,197	4,970
Operating lease liabilities	51,218	56,403
Other long-term liabilities	4,672	5,379
Deferred tax liabilities	5,865,510	407
Total liabilities	14,402,450	7,613,701

Mezzanine Equity
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value; 269,800 shares authorized, 12,201 shares issued and outstanding at June 30, 2025; redemption value and liquidation preference of $1,220,137 at June 30, 2025	1,040,394	0
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value; 33,200 shares authorized, 10,067 shares issued and outstanding at June 30, 2025; redemption value and liquidation preference of $1,060,029 at June 30, 2025	874,041	0
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value; 11,765 shares authorized, 11,765 shares issued and outstanding at June 30, 2025; redemption value and liquidation preference of $1,176,470 at June 30, 2025	979,486	0
Total mezzanine equity	2,893,921	0
Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 690,235 and 5,000 shares authorized, no shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	0	0
Class A common stock, $0.001 par value; 10,330,000 and 330,000 shares authorized, 261,318 and 226,138 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	261	226
Class B common stock, $0.001 par value; 165,000 shares authorized, 19,640 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	20	20
Additional paid-in capital	31,158,044	20,411,998
Accumulated other comprehensive loss	(5,020)	(15,384)
Retained earnings (accumulated deficit)	16,323,739	(2,166,876)
Total stockholders’ equity	47,477,044	18,229,984
Total liabilities, mezzanine equity and stockholders' equity	$64,773,415	$25,843,685

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 30,
	2025	2024
	(unaudited)	(unaudited)
Net cash (used in) provided by operating activities	$(37,302)	$5,258
Net cash used in investing activities	(14,457,699)	(2,435,405)
Net cash provided by financing activities	14,504,460	2,451,831
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	2,776	(1,556)
Net increase in cash, cash equivalents, and restricted cash	12,235	20,128
Cash, cash equivalents, and restricted cash, beginning of period	39,897	48,673
Cash, cash equivalents, and restricted cash, end of period	$52,132	$68,801

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

ROLLFORWARD OF BITCOIN HOLDINGS

(unaudited)

	Source of Capital Used to Purchase Bitcoin	Digital Asset Original Cost Basis (in thousands)	Digital Asset Impairment Losses (in thousands)	Digital Asset Carrying Value (in thousands)	Approximate Number of Bitcoins Held	Approximate Average Purchase Price Per Bitcoin
Balance at June 30, 2024		$8,328,626	$(2,640,736)	$5,687,890	226,331	$36,798
Digital asset purchases	(a)	1,575,073		1,575,073	25,889	60,839
Digital asset impairment losses			(412,084)	(412,084)
Balance at September 30, 2024		$9,903,699	$(3,052,820)	$6,850,879	252,220	$39,266
Digital asset purchases	(b)	18,064,549		18,064,549	195,250	92,520
Digital asset impairment losses			(1,006,055)	(1,006,055)
Balance at December 31, 2024		$27,968,248	$(4,058,875)	$23,909,373	447,470	$62,503
Cumulative effect upon adoption of ASU 2023-08			4,058,875	17,881,048
Balance immediately following adoption of ASU 2023-08		$27,968,248	$0	$41,790,421	447,470	$62,503
Digital asset purchases	(c)	7,661,663		7,661,663	80,715	94,922
Unrealized loss on digital assets				(5,906,005)
Balance at March 31, 2025		$35,629,911	$0	$43,546,079	528,185	$67,457
Digital asset purchases	(d)	6,769,205		6,769,205	69,140	97,906
Unrealized gain on digital assets				14,047,514
Balance at June 30, 2025		$42,399,116	$0	$64,362,798	597,325	$70,982

(a)
In the third quarter of 2024, we purchased bitcoin using $1.11 billion of the net proceeds from sales of class A common stock under our at-the-market offering program for our class A common stock,, $458.2 million of the net proceeds from our issuance of the 2028 Convertible Notes, and Excess Cash.
(b)
In the fourth quarter of 2024, we purchased bitcoin using $15.09 billion of the net proceeds from sales of class A common stock under our at-the-market offering program for our class A common stock, and $2.97 billion of the net proceeds from our issuance of the 2029 Convertible Notes.
(c)
In the first quarter of 2025, we purchased bitcoin using $4.37 billion of the net proceeds from sales of our class A common stock under our at-the-market offering program for our class A common stock, $1.99 billion of the net proceeds from our issuance of the 2030B Convertible Notes, $593.7 million of the aggregate net proceeds from the initial public offering of our STRK Stock and sales of STRK Stock under the at-the-market offering program for our STRK Stock, and $710.0 million of the net proceeds from the issuance of our STRF Stock in the initial public offering of STRF Stock.
(d)
In the second quarter of 2025, we purchased bitcoin using $5.19 billion of the net proceeds from its sales under our at-the-market offering program for our class A common stock, $979.7 million of the net proceeds from our initial public offering of STRD Stock, $163.0 million of the aggregate net proceeds from the sales under the at-the-market offering program for our STRF Stock, and $438.0 million of the net proceeds from the aggregate net proceeds from the sales under the at-the-market offering program for our STRK Stock.

Excess Cash refers to cash in excess of the minimum Cash Assets that the Company is required to hold under its Treasury Reserve Policy, which may include cash generated by operating activities and cash from the proceeds of financing activities. Cash Assets refers to cash and cash equivalents and short-term investments.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

MARKET VALUE OF BITCOIN HOLDINGS

(unaudited)

	Approximate Number of Bitcoins Held at End of Quarter	Lowest Market Price Per Bitcoin During Quarter (a)	Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price (in thousands) (b)	Highest Market Price Per Bitcoin During Quarter (c)	Market Value of Bitcoin Held at End of Quarter Using Highest Market Price (in thousands) (d)	Market Price Per Bitcoin at End of Quarter (e)	Market Value of Bitcoin Held at End of Quarter Using Ending Market Price (in thousands) (f)
June 30, 2024	226,331	$56,500.00	$12,787,702	$72,777.00	$16,471,691	$61,926.69	$14,015,930
September 30, 2024	252,220	$49,050.01	$12,371,394	$70,000.00	$17,655,400	$63,462.97	$16,006,630
December 31, 2024	447,470	$58,863.90	$26,339,829	$108,388.88	$48,500,772	$93,390.21	$41,789,317
March 31, 2025	528,185	$76,555.00	$40,435,222	$109,358.01	$57,761,287	$82,444.71	$43,546,079
June 30, 2025	597,325	$74,420.69	$44,453,357	$112,000.00	$66,900,427	$107,751.68	$64,362,798

(a)
The "Lowest Market Price Per Bitcoin During Quarter" represents the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when the Company purchased any of its bitcoin.
(b)
The "Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price" represents a mathematical calculation consisting of the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by the Company at the end of the applicable period.
(c)
The "Highest Market Price Per Bitcoin During Quarter" represents the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when the Company purchased any of its bitcoin.
(d)
The "Market Value of Bitcoin Held at End of Quarter Using Highest Market Price" represents a mathematical calculation consisting of the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by the Company at the end of the applicable period.
(e)
The "Market Price Per Bitcoin at End of Quarter" represents the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter.
(f)
The "Market Value of Bitcoin Held at End of Quarter Using Ending Market Price" represents a mathematical calculation consisting of the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter multiplied by the number of bitcoins held by the Company at the end of the applicable period.

The amounts reported as “Market Value” in the above table represent only a mathematical calculation consisting of the price for one bitcoin reported on the Coinbase exchange (the Company’s principal market for bitcoin) in each scenario defined above multiplied by the number of bitcoins held by the Company at the end of the applicable period. Bitcoin and bitcoin markets may be subject to manipulation and the spot price of bitcoin may be subject to fraud and manipulation. Accordingly, the Market Value amounts reported above may not accurately represent fair market value, and the actual fair market value of the Company’s bitcoin may be different from such amounts and such deviation may be material. Moreover, (i) the bitcoin market historically has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network and (ii) the Company may not be able to sell its bitcoins at the Market Value amounts indicated above, at the market price as reported on the Coinbase exchange (its principal market) on the date of sale, or at all.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

LOSS FROM OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Reconciliation of non-GAAP income (loss) from operations:
Income (loss) from operations	$14,031,990	$(200,274)	$8,110,578	$(403,976)
Share-based compensation expense	15,742	20,621	27,561	38,412
Non-GAAP income (loss) from operations	$14,047,732	$(179,653)	$8,138,139	$(365,564)

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS AND DILUTED LOSS PER COMMON SHARE

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Reconciliation of non-GAAP net income (loss) attributable to common stockholders of Strategy:
Net income (loss) attributable to common stockholders of Strategy	$9,971,736	$(102,559)	$5,745,129	$(155,677)
Share-based compensation expense	15,742	20,621	27,561	38,412
Interest expense arising from amortization of debt issuance costs	6,397	3,842	12,445	6,399
Income tax effects (1)	(44,482)	(57,962)	(72,714)	(167,200)
Non-GAAP net income (loss) attributable to common stockholders of Strategy	$9,949,393	$(136,058)	$5,712,421	$(278,066)

Reconciliation of non-GAAP diluted income (loss) per common share (2):
Diluted income (loss) per common share	$32.60	$(0.57)	$19.43	$(0.89)
Share-based compensation expense (per diluted common share)	0.05	0.12	0.09	0.22
Interest expense arising from amortization of debt issuance costs (per diluted common share) (3)	0.02	0.02	0.04	0.04
Income tax effects (per diluted common share) (3)	(0.15)	(0.33)	(0.24)	(0.96)
Non-GAAP diluted income (loss) per common share	$32.52	$(0.76)	$19.32	$(1.59)

(1)
Income tax effects reflect the net tax effects of share-based compensation, which includes tax benefits and expenses on exercises of stock options and vesting of share-settled restricted stock units, interest expense for amortization of debt issuance costs, and gains and losses on debt extinguishment, if any.
(2)
For reconciliation purposes, the non-GAAP diluted earnings (loss) per common share calculations use the same weighted average common shares outstanding as that used in the GAAP diluted earnings (loss) per common share calculations for the same period. For example, in periods of GAAP net loss, otherwise dilutive potential shares of common stock from the Company’s share-based compensation arrangements, convertible notes, and convertible preferred stock, are excluded from the GAAP diluted loss per common share calculation as they would be antidilutive, and therefore are also excluded from the non-GAAP diluted earnings or loss per common share calculation.
(3)
For the three and six months ended June 30, 2025, interest expense from the amortization of issuance costs of the Convertible Notes has been added back to the numerator in the GAAP diluted earnings per share calculation (as disclosed in Note 10, Basic and Diluted Earnings (Loss) per Common Share, to the Consolidated Financial Statements), and therefore the per diluted share effects of the amortization of issuance costs of the Convertible Notes have been excluded from the “Interest expense arising from amortization of debt issuance costs (per diluted share)” and “Income tax effects (per diluted share)” lines in the above reconciliation for the three and six months ended June 30, 2025.

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	June 30,	December 31,	June 30,
	2025	2024*	2024
	(unaudited)		(unaudited)
Current:
Deferred product licenses revenue	$1,281	$1,777	$4,200
Deferred subscription services revenue	110,651	107,119	69,566
Deferred product support revenue	99,501	124,684	127,170
Deferred other services revenue	2,818	4,394	3,901
Total current deferred revenue and advance payments	$214,251	$237,974	$204,837

Non-current:
Deferred product licenses revenue	$133	$174	$0
Deferred subscription services revenue	913	2,263	1,623
Deferred product support revenue	2,878	2,111	3,974
Deferred other services revenue	273	422	367
Total non-current deferred revenue and advance payments	$4,197	$4,970	$5,964

Total current and non-current:
Deferred product licenses revenue	$1,414	$1,951	$4,200
Deferred subscription services revenue	111,564	109,382	71,189
Deferred product support revenue	102,379	126,795	131,144
Deferred other services revenue	3,091	4,816	4,268
Total current and non-current deferred revenue and advance payments	$218,448	$242,944	$210,801

* Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

SEGMENT INFORMATION

(in thousands, unaudited)

The Company has one reportable operating segment, the “Software Business,” which is engaged in the design, development, marketing, and sales of the Company’s enterprise analytics software platform through cloud subscriptions and licensing arrangements and related services (i.e., product support, consulting and education). The “Corporate & Other” category presented in the following tables is not considered an operating segment. It consists primarily of costs and expenses related to executing the Company’s bitcoin strategy and includes the unrealized gain or loss on digital assets, impairment charges and other third-party costs associated with the Company’s bitcoin holdings, net interest expense primarily related to long-term debt obligations (the net proceeds of which were primarily used to purchase bitcoin), and income tax effects generated from the Company’s bitcoin holdings and related debt issuances. Beginning in 2025, the Company has dedicated certain corporate resources to its bitcoin strategy. These costs, including related Share-based compensation expense are included within the “Corporate resources” and the “Share-based compensation expense” segment expense line items to better align with their activities and utilization.

The Company’s chief operating decision maker (“CODM”), is the Company’s Chief Executive Officer, who manages the entity on a consolidated basis. The CODM uses “net income (loss)” to assess the profitability of the software business by comparing actual to budgeted results on a monthly basis. In doing so, he focuses on “controllable costs” across main functions of the Software Business and will allocate personnel and budget accordingly to maximize potential profitability. The CODM also uses “net income (loss)” to understand the impact from income taxes and debt-related items for general tax and liquidity planning purposes.

The following tables present (for each of the Software Business segment and Corporate & Other category, and on a consolidated basis) the Company’s revenues and significant expenses regularly provided to the CODM, reconciled to net income (loss) (in thousands) for each of the periods presented. Total segment assets (in thousands) provided to the CODM are also disclosed in the tables below for each period presented.

	Three Months Ended June 30, 2025
	Software Business	Corporate & Other	Total Consolidated
Total revenues	$114,488	$0	$114,488
Significant expenses (1)
Controllable
Sales and marketing	(26,236)	0	(26,236)
Maintenance	(6,970)	0	(6,970)
Consulting	(12,096)	0	(12,096)
Cloud	(16,043)	0	(16,043)
Technology	(21,597)	0	(21,597)
Corporate resources	(16,406)	(6,120)	(22,526)
Non-Controllable
Unrealized gain on digital assets	0	14,047,514	14,047,514
Digital asset custody fees	0	(4,881)	(4,881)
Share-based compensation expense	(12,543)	(3,199)	(15,742)
Payroll taxes on equity award exercises and vestings	(2,620)	(65)	(2,685)
Other segment items (2)	(9,507)	0	(9,507)
Interest income (expense), net (3)	76	(17,973)	(17,897)
Income tax benefit (expense) (4)	39,893	(4,024,869)	(3,984,976)
Net income	$30,439	$9,990,407	$10,020,846
Total assets, as of June 30, 2025 (5)	$410,617	$64,362,798	$64,773,415

	Three Months Ended June 30, 2024
	Software Business	Corporate & Other	Total Consolidated
Total revenues	$111,442	$0	$111,442
Significant expenses (1)
Controllable
Sales and marketing	(26,433)	0	(26,433)
Maintenance	(7,015)	0	(7,015)
Consulting	(13,485)	0	(13,485)
Cloud	(9,619)	0	(9,619)
Technology	(25,981)	0	(25,981)
Corporate resources	(22,869)	0	(22,869)
Non-Controllable
Impairment losses on digital assets	0	(180,090)	(180,090)
Digital asset custody fees	0	(1,344)	(1,344)
Share-based compensation expense	(20,621)	0	(20,621)
Payroll taxes on equity award exercises and vestings	(3,702)	0	(3,702)
Other segment items (2)	247	(110)	137
Interest expense, net (3)	0	(15,466)	(15,466)
Income tax benefit (4)	55,818	56,669	112,487
Net income (loss)	$37,782	$(140,341)	$(102,559)
Total assets, as of June 30, 2024 (5)	$585,503	$6,467,570	$7,053,073

(1)
Significant expenses regularly provided to the CODM include both: (i) costs that the CODM considers to be “controllable”, for which the Company can manage future expense via the budgeting process (e.g. salaries, commissions, travel and entertainment expenses, third party-service provider fees, etc.), and that support each specific function of the Software Business (i.e. sales and marketing, maintenance, consulting, cloud, technology, and corporate resources) and (ii) costs that the CODM considers to be “non-controllable”, for which future expenses are primarily outside the Company’s control, such as losses (gains) on digital assets, digital asset impairment, and custody fees, share-based compensation expense, and employer payroll taxes related to the exercise or vesting of certain awards under the Stock Incentive Plans.
(2)
Other segment items for the Software Business are primarily related to foreign currency transaction gains and losses, costs supporting the Company’s education function, one-time corporate initiatives, and certain expenses that are not easily allocable to specific functions.
(3)
Interest expense, net is substantially related to interest expense on the Company’s long-term debt arrangements, the proceeds from which were primarily used to purchase bitcoin. All of the Company’s interest expense is presented in the Corporate & Other category (and a de minimis amount of interest income is presented within the Software business).
(4)
Income tax effects allocated to the Corporate & Other category are related solely to transactions involving the Company’s bitcoin or debt, including unrealized losses on digital assets, digital asset impairment losses, interest expenses, gains and losses on debt extinguishments, share-based compensation expense, corporate resources (including personnel costs), and other third-party expenses.
(5)
Due to the adoption of ASU 2023-08, segment assets allocated to the Corporate & Other category for the three months ended March 31, 2025, included only the Company’s digital assets. For the three months ended March 31, 2024, segment assets included the Company’s digital assets and deferred tax assets primarily related to digital asset impairment losses and interest expense.